SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): July 15, 2008

Harbin Electric, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-51006	98-0403396
(Commission File Number)	(IRS Employer Identification No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu Harbin Kai Fa Qu, Harbin, China	150060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-451-86116757
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

This Form 8-K/A (“Amendment No. 1”) amends and supplements the Current Report on Form 8-K filed on July 15, 2008 by Harbin Electric, Inc. (the “Company”) to include the financial statements of Weihai Hengda Electric Motor (Group) Co. Ltd., a PRC corporation (“Hengda”), for the years ended December 31, 2007 and 2006; six months ended June 30, 2008 and 2007; and pro forma financial information, pursuant to Item 9.01.

Item 9.01 Financial Statements and Exhibits.

99.1
The audited balance sheets of Weihai Hengda Electric Motor (Group) Co. Ltd. (“Hengda”) as of December 31, 2007 and 2006 and March 31, 2008, and statements of operations and cash flows for the years and quarter then ended, respectively, are incorporated herein by reference in this Amendment No. 1 from Exhibit 99.2 to the Current Report on Form 8-K filed on July 11, 2008.

99.2	The unaudited balance sheet of Hengda as of June 30, 2008 and statements of operations and cash flows for the six months ended June 30, 2008 and 2007.

99.3	Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBIN ELECTRIC, INC.

By:	/s/ Tianfu Yang
Name: Tianfu Yang
Title: Chairman and Chief Executive
Officer

Dated: September 26, 2008

Exhibit Index

Exhibit No.     Description

99.1
The audited balance sheets of Weihai Hengda Electric Motor (Group) Co. Ltd. (“Hengda”) as of December 31, 2006, December 31 2007 and March 31, 2008, and statements of operations and cash flows for the years and quarter then ended, respectively, are incorporated herein by reference in this Amendment No. 1 from Exhibit 99.2 to the Current Report on Form 8-K filed on July 11, 2008.

99.2	The unaudited balance sheet of Hengda as of June 30, 2008 and statements of operations and cash flows for the six months ended June 30, 2008 and 2007.

99.3	Pro Forma Financial Information.